EXHIBIT 10.8

Sale & Purchase Agreement

Energizer Resources Inc.
Purchaser

and

Malagasy Minerals Limited
Vendor

and

Madagascar-ERG Joint Venture (Mauritius) Ltd
Company

Jackson McDonald 140 St Georges Terrace Perth WA 6000	t: f: w:	+61 8 9426 6611 +61 8 9481 8649 www.jacmac.com.au	Contact: Reference:	Will Moncrieff 7141864

Sale & Purchase Agreement

Table of contents

1.	Definitions and interpretation		2
	1.1	Definitions	2
	1.2	Interpretation	8
2.	Sale and purchase		9
	2.1	Agreement to sell and purchase	9
	2.2	Consideration	9
	2.3	Payment of Purchase Price	9
	2.4	Escrow	10
3.	Conditions to Completion		10
	3.1	Conditions precedent	10
	3.2	Best endeavours	10
	3.3	Waiver of Conditions precedent	10
	3.4	Non-satisfaction of Conditions	11
4.	Completion		11
	4.1	Time and place of Completion	11
	4.2	Obligations of Vendor at Completion	11
	4.3	Meeting of directors of the Company	12
	4.4	Obligations of Purchaser at Completion	12
	4.5	Completion simultaneous	12
	4.6	Title, property and risk	13
	4.7	Termination of the Joint Venture Agreement and release	13
5.	Pre-Completion conduct		13
	5.1	Conduct pending Completion	13
	5.2	Vendor’s assistance prior to Completion	14
6.	Period after Completion		14
	6.1	Mineral Rights Agreement	14
	6.2	Production Payments	14
	6.3	Escrow	15
	6.4	Royalty	15
7.	Representations and warranties		15
	7.1	Representations and warranties by Purchaser	15
	7.2	Representations and warranties by the Vendor	16
	7.3	Disclaimer of liability by the Vendor	17

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8.	Termination		18
	8.1	Termination	18
	8.2	Consequences of Termination before Completion	18
9.	Confidentiality and public announcements		18
	9.1	Confidentiality	18
	9.2	Conditions	20
	9.3	Notice to other Parties	21
	9.4	Indemnities	21
	9.5	Survival of confidentiality obligations	21
	9.6	Use of Mining Information in respect to Other Mineral Rights	21
	9.7	Notices	21
10.	Miscellaneous		23
	10.1	Governing law	23
	10.2	Amendments	23
	10.3	Primacy of this Agreement	23
	10.4	Waiver	23
	10.5	Consents	23
	10.6	Counterparts	23
	10.7	No representation or reliance	23
	10.8	Expenses	24
	10.9	Entire agreement	24
	10.10	Indemnities	24
	10.11	Severance and enforceability	24
	10.12	No merger	25
	10.13	Power of attorney	25
	10.14	Taxes	25
Schedule 1 – Industrial Minerals			26
Schedule 2 – Net Smelter Return Royalty			27
Annexure A – Mineral Rights Agreement			33

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Sale & Purchase Agreement

Sale & Purchase Agreement

Date	2014

Parties

Energizer Resources Inc. Purchaser	141 Adelaide Street, West Suite 520, Toronto, Ontario, Canada

Malagasy Minerals Limited ACN 121 700 105 Vendor	15, Lovegrove Close, Mount Claremont Western Australia

Madagascar-ERG Joint Venture (Mauritius) Ltd Company Number: 106367 Company	6th Floor, Newton Tower, Sir William Newton Street, Port Louis, Republic of Mauritius

Recitals

A.	Pursuant to a Joint Venture Agreement dated 15 December 2011:

(i)	the Purchaser acquired a 75% interest in the JV Industrial Mineral Rights; and

(ii)
the Company was established as the joint venture company for the Joint Venture and the holder of the JV Industrial Mineral Rights and the Purchaser and the Vendor own three shares and one share respectively in the Company.

B.	By the Memorandum of Understanding, the Vendor has agreed, inter alia, to sell to the Purchaser and the Purchaser has agreed to buy from the Vendor

(i)	the Vendor Share in the Company; and

(ii)	the Additional Industrial Mineral Rights.

C.	The MGY Subsidiaries, which are subsidiaries of the Vendor, are the sole registered and beneficial holders of the Additional Exploration Permits.

D.	The Vendor has agreed, inter alia, to procure the MGY Subsidiariesto transfer the Additional Industrial Mineral Rights to the Company in the manner set out in the Mineral Rights Agreement.

E.
The Parties have agreed to formalise the sale and purchase proposed in the Memorandum of Understanding on the terms and conditions contained in this Agreement, together with the Mineral Rights Agreement and the Green Giant JVA.

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Agreement

1.	Definitions and interpretation

1.1	Definitions

In this Agreement, unless the context requires otherwise, the following expressions will have the following meanings:

Additional Exploration Permits has the meaning given to that term in the Mineral Rights Agreement.

Additional Exploitation Permits has the meaning given to that term in the Mineral Rights Agreement.

Additional Industrial Mineral Rights has the meaning given to that term in the Mineral Rights Agreement.

Additional Permit Holders has the meaning given to that term in the Mineral Rights Agreement.

Additional Permits has the meaning given to that term in the Mineral Rights Agreement.

Agreement means this Sale and Purchase Agreement, including any Schedules or annexures, as amended from time to time.

ASX means the ASX Limited (ACN 008 624 691) trading as the Australian Securities Exchange.

Authority means any government department, local government council, government or statutory authority or any other party under a Law or the listing rules of a securities exchange or stock exchange, which has a right to impose a requirement or whose consent is required with respect to any matter or thing arising under, or affected by, this Agreement.

Business Day means a day other than a Saturday or Sunday on or public holiday in Ontario, Canada or Perth, Western Australia.

Cash Consideration means C$400,000.

Claim means in relation to a Party, any demand, claim, action or proceeding made or brought by or against the Party, howsoever arising and whether present, unascertained, immediate, future or contingent.

Completion means completion of the sale and purchase of the Vendor Share and the Additional Industrial Mineral Rights under this Agreement.

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Completion Date means:

(a)	the date that is the fourteen (14) days afterthe satisfaction or waiver of the Conditions; or

(b)	any other date which is agreed in writing by the Parties.

Conditions means the conditions specified clause 3.1 and Condition means any one of them.

Conditions Satisfaction Date means dates for satisfaction of the Conditions, as specified in clause 3.4.

Confidential Information means all information, documents, maps, reports, records, studies, forms, specifications, processes, statements, formulae, trade secrets, drawings and other data (and copies and extracts made of or from any such data) in written or electronic form and whether reduced to writing or not, and at any time in the possession or under the control of or readily accessible to any Party, including the Mining Information, concerning:

(a)	the existence or contents of this Agreement;

(b)	Joint Venture Property;

(c)	the operations and transactions of a Party;

(d)	the organisation, finance, customers, markets, suppliers, intellectual property and know-how of a Party or a Related Body Corporate of a Party; and

(e)	any other information obtained in performance of this Agreement,

that is not in the public domain (except by failure of a Party to perform and observe its covenants and obligations under this Agreement) and that has been obtained by a Party during the negotiations preceding the making of this Agreement or the Memorandum of Understanding by or through or by being a Party to this Agreement or the Memorandum of Understanding.

Development Area has the meaning given to it in the Mineral Rights Agreement.

Dispose means in relation to a person and any property, means to sell, transfer, assign, surrender, create an Encumbrance over, declare oneself a trustee of or part with the benefit or otherwise dispose of that property (or any interest in it or any party of it) whether done before, on or after the person obtains any interest in the property, including without limitation in relation to a share, to enter into a transaction in relation to the share (or any interest in the share) which results in a person other than the registered holder of the share:

(a)
acquiring or having an equitable or beneficial interest in the share, including, without limitation, an equitable interest arising under a declaration of trust, an agreement for sale and purchase or an option agreement or an agreement creating a charge or other Encumbrance over the share; or

(b)
acquiring or having any right to receive (directly or indirectly) any dividends or other distribution or proceeds of disposal payable in respect of the share or any right to receive an amount calculated by reference to any of them; or

(c)	acquiring or having any rights of pre-emption, first refusal or other direct or indirect control over the disposal of the share; or

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(d)	acquiring or having any rights of (direct or indirect) control over the exercise of any voting rights or rights to appoint Directors attaching to the share; or

(e)
otherwise acquiring or having equitable rights against the registered holder of the share (or against a person who directly or indirectly controls the affairs of the registered holder of the shares) which have the effect of placing the other person in substantially the same position as if the person had acquired a legal or equitable interest in the share itself, but excludes:

(f)	a transaction expressly permitted by this Agreement; or

(g)	a transaction conditional on each Party consenting to it.

Encumbrances means any mortgage, bill of sale, lien, charge, pledge, writ, warrant, production royalty, caveat (and all claims stated in the caveat), assignment by way of security, security interest, title retention, preferential right or trust arrangement, Claim, covenant, profit a pendre, easement, or any other security arrangement or other right or interest of any third party and includes any other arrangement having the same effect.

Energex means Energex SARL, a company incorporated under the laws of Madagascar and a wholly owned subsidiary of the Vendor

Environmental Law means any law concerning environmental matters which regulates or affects the Additional Exploration Permits, and includes, but is not limited to, laws concerning land use, development, pollution, waste disposal, toxic and hazardous substances, conservation of natural or cultural resources and resource allocation including any law relating to exploration for or development of any natural resource

Environmental Liabilities means any obligation, expense, penalty or fine under Environmental Law, including rehabilitation and rectification work of whatsoever nature or kind.

ERG Project Permits has the meaning given to that term in the Mineral Rights Agreement.

ERG Project Area has the meaning given to that term in the Mineral Rights Agreement.

Good Standing means in relation to anAdditional Exploration Permit, that:

(a)	such permit is and remains in full force and effect;and

(b)	such permit:

(i)	is and remains not liable to cancellation, forfeiture or non-renewal; or

(ii)	is liable to cancellation, forfeiture or non-renewal where such liabilityis:

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(A)	not a result of the default of the holder of the permit or its subsidiaries;

(B)	solely a result of a compulsory surrender under the Mining Code; or

(C)	solely a result of a Political Event.

Governmental Agency means any government or any governmental, semi-governmental, administrative, fiscal or judicial body, responsible minister, department, office, commission, delegate, authority, instrumentality, tribunal, board, agency, entity or organ of government, whether federal, state, territorial or local, statutory or otherwise, in respect of a sovereign state and includes any of them purporting to exercise any jurisdiction or power outside that sovereign state.

Green Giant JVA means a document entitled “Green Giant Project Joint Venture Agreement” between Energizer and Malagasy, to be entered into on terms acceptable to each of the Parties.

Industrial Minerals means the minerals listed in Schedule 1of this Agreement.

Insolvency Event means any one or more of the following:

(a)	a Party being or stating that it is unable to pay its debts when they fall due;

(b)	any valid attempt to enforce any Encumbrance over a Party’s assets;

(c)	an administrator being appointed or any step taken to appoint an administrator in respect of a Party;

(d)	a receiver, receiver and manager, official manager, trustee administrator, liquidator or other controller or similar officer being appointed over the assets of a Party; or

(e)	an event having a substantially similar effect to clauses (a) to (d) occurring in connection with a Party under the law of any jurisdiction.

Joint Venture means the joint venture formed between Energizer and Malagasy pursuant to the Joint Venture Agreement.

Joint Venture Agreement means the document entitled “Joint Venture Agreement” and dated 15 December 2011 between the Vendor, the Purchaser and the Company.

Joint Venture Property means all assets of the Company, including (without limitation) the following:

(a)	the JV Industrial Mineral Rights;

(b)	MadagascarCo’srights under any JV Sublease;

(c)	any JV Permits held by the Company or MadagascarCo;

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(d)	all plant and equipment held by the Company, MadagascarCo, Malagasy or Energizer on behalf of the Joint Venture;

(e)	all debts owed to the Company;

(f)	any unearned income of the Company;

(g)	the Mining Information; and

(h)	all rights and benefits of the Company under all agreements, leases, contracts and arrangements to which the Company is a party in whole or in part, as at Completion.

JV Industrial Mineral Rights has the meaning given to that term in the Mineral Rights Agreement.

JV Permits has the meaning given to that term in the Mineral Rights Agreement.

JV Sublease has the meaning given to that term in the Mineral Rights Agreement.

Law means any statute, ordinance, code, regulation, law, by-law, local law, plan, planning scheme, local structure plan, official directive, order, instrument, undertaking, judicial, administrative or regulatory decree, judgement, ruling or order.

Loss means any loss, damage, liability, expense or cost but does not include Consequential Loss.

Madagascar Co has the meaning given to that term in the Mineral Rights Agreement.

Material Adverse Effect means an unfavourable or adverse event, occurrence or circumstance, or the result thereof, that causes the actual value of the ERG Project Permits orERG Project Area to be materially impaired or devalued but does not include anything that occurs as a result of a Political Event.

Mazoto means Mazoto Minerals SARL, a company incorporated under the laws of Madagascar and a wholly owned subsidiary of the Vendor.

MDA means Mada-Aust SARL, a company incorporated under the laws of Madagascar and a wholly owned subsidiary of the Vendor.

Memorandum of Understanding has the meaning given to that term in the Mineral Rights Agreement.

MGY Subsidiaries has the meaning given to that term in the Mineral Rights Agreement.

Mineral Rights Agreement means the document entitled “ERG Project Mineral Rights Agreement” in the form set out in Annexure A, to be entered into on or about the date of this Agreement.

Mining Code has the meaning given to that term in the Mineral Rights Agreement.

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Mining Information means all technical information including (without limitation) geological, geochemical and geophysical reports, surveys, mosaics, aerial photographs, samples, drill cores, drill logs, drill pulp, assay results, maps and plans relating to the Industrial Minerals in the ERG Project Area, whether in physical, written or electronic form.

Party means a party to this Agreement and Parties means the parties to this Agreement.

Political Event means any act, event or cause which is beyond the reasonable control of the Party concerned (other than lack of or inability to use funds) resulting from the action or inaction of any Governmental Agency including expropriation, restraint, prohibition, intervention, requisition, requirement, direction or embargo by legislation, regulation or other legally enforceable order.

Production Payments are the payments described in clause 6.2.

Purchase Price means:

(a)	the Cash Consideration;

(b)	the Share Consideration;

(c)	the right to the Production Payments; and

(d)	grant of the Royalty.

Related Bodies Corporate means in relation to a Party, a corporation that is:

(a)	a holding company of the Party;

(b)	a subsidiary of the Party; or

(c)	a subsidiary of a holding company of the Party.

Related Entity has the same meaning that it has in the Corporations Act.

Restriction Agreement means an agreement in a form acceptable to the Purchaser and the Vendor (acting reasonably) or in such form as is required by the relevant Authorities, whereby the Vendor agrees that the Share Consideration will be restricted from trading in accordance with the requirements of clause 2.4 or 6.3 (as applicable).

Royalty has the meaning in clause 6.4.

Share means a fully paid common share in the Company.

Share Consideration means:

(a)	2,500,000 ordinary shares in the Purchaser; and

(b)
3,500,000 warrants to subscribe for ordinary shares in the Purchaser, exercisable at a price equal to the volume weighted average price of the Purchaser’s ordinary shares traded on TSX during the five (5) days prior to the date of this Agreement and expiring on the date five (5) years from the date of this Agreement.

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TSX means the Toronto Stock Exchange.

Vendor Share means the Share held by the Vendor, being the only share held by the Vendor in the Company.

1.2	Interpretation

(a)	headings are for convenience; and

unless the context indicates otherwise:

(b)	an obligation or a liability assumed by, or a right conferred on, 2 or more persons binds or benefits them jointly and severally;

(c)	a word or phrase in the singular number includes the plural, a word or phrase in the plural number includes the singular, and a word indicating a gender includes every other gender;

(d)	if a word or phrase is given a defined meaning, any other part of speech or grammatical form of that word or phrase has a corresponding meaning;

(e)	a reference to:

(i)	a party, clause, schedule, exhibit, attachment or annexure is a reference to a party, clause, schedule, exhibit, attachment or annexure to or of this Agreement;

(ii)
a party includes that party’s executors, administrators, successors, permitted assigns, including persons taking by way of novation and, in the case of a trustee, includes a substituted or an additional trustee;

(iii)
an agreement includes any undertaking, deed, agreement and legally enforceable arrangement whether in writing or not, and is to that agreement as varied, novated, ratified or replaced from time to time;

(iv)	a document includes an agreement in writing and any deed, certificate, notice, instrument or document of any kind;

(v)	a document in writing includes a document recorded by any electronic, magnetic, photographic or other medium by which information may be stored or reproduced;

(vi)
a document (including this Agreement) includes a reference to all schedules, exhibits, attachments and annexures to it, and is to that document as varied, novated, ratified or replaced from time to time;

(vii)
legislation or to a provision of legislation includes any consolidation, amendment, re-enactment, substitute or replacement of or for it, and refers also to any regulation or statutory instrument issued or delegated legislation made under it;

(viii)
a person includes an individual, the estate of an individual, a corporation, an authority, an unincorporated body, an association or joint venture (whether incorporated or unincorporated), a partnership and a trust;

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(ix)	a right includes a power, remedy, authority, discretion or benefit;

(x)	conduct includes an omission, statement or undertaking, whether in writing or not;

(xi)	an agreement, representation or warranty in favour of two or more persons is for the benefit of them jointly and severally; and

(xii)	an agreement, representation or warranty on the part of two or more persons binds them jointly and severally;

(f)	the word “includes” in any form is not a word of limitation;

(g)	the words “for example” or “such as” when introducing an example do not limit the meaning of the words to which the example relates to that example or to examples of a similar kind;

(h)	a reference to a day is to a period of time commencing at midnight and ending 24 hours later;

(i)	if a period of time dates from a given day or the day of an act or event, it is to be calculated exclusive of that day; and

(j)	a reference to “C$”, “$” or “dollar” is to Canadian currency except where otherwise expressly indicated.

2.	Sale and purchase

2.1	Agreement to sell and purchase

Subject to the satisfaction or waiver of the Conditions, the Vendor agrees to sell and the Purchaser agrees to purchase the Vendor Share. for the Purchase Price free from Encumbrances or other adverse interests on the terms and conditions set out in this Agreement.

2.2	Consideration

The consideration payable by the Purchaser to the Vendor for the purchase of the Vendor Share and the Additional Industrial Mineral Rights is the Purchase Price.

2.3	Payment of Purchase Price

(a)	The Cash Consideration is to be paid by the Purchaser to the Vendor on Completion.

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(b)	The Share Consideration is to be issued by the Purchaser to the Vendor on Completion.

(c)	The right to the Production Payments and the grant of the Royalty are described in clauses 6.2 and 6.4 respectively.

2.4	Escrow

The Vendor acknowledges and agrees that the issue of the Share Consideration will be subject to:

(a)	any escrow or resale restrictions or both imposed by any relevant Authority; and

(b)	a voluntary escrow period of 12 months, which period shall run concurrently with any hold periods imposed by a relevant Authority.

3.	Conditions to Completion

3.1	Conditions precedent

Completion of the sale and purchase of the Vendor Share under this Agreement is subject to and conditional upon the satisfaction of the following conditions precedent (each a “Condition”):

(a)	the Parties having obtained all shareholder and regulatory approvals necessary to achieve Completion under this Agreement including:

(i)	TSX approvals;

(ii)	ASX approvals; and

(iii)	all necessary approvals under the relevant laws of Ontario, Canada, the United States of America and Australia,

(b)	the Purchaser, Vendor and Company executing the Mineral Rights Agreement:

(c)	the Purchaser and Vendor executing the Green Giant JVA.

3.2	Best endeavours

Each of the Parties must use its best endeavours to procure satisfaction of the Conditions as soon as practicable following the date of this Agreement and, in any event, not later than the Conditions Satisfaction Date.

3.3	Waiver of Conditions precedent

The Conditions in clause 3.1are included for the benefit of both Parties and may only be waived by mutual agreement of the Parties.

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3.4	Non-satisfaction of Conditions

In the event that the Conditions in clause 3.1 are not satisfied or waived within 60 days following the date of this Agreement or such later date as the Parties may agree in writing (Conditions Satisfaction Date), then either Party may terminate this Agreement by giving written notice to the other Party to that effect.

4.	Completion

4.1	Time and place of Completion

Completion is to occur on the Completion Date at a time and place agreed by the Parties.

4.2	Obligations of Vendor at Completion

At Completion, the Vendor must

(a)	deliver to the Purchaser the following documents:

(i)	(share certificates) the share certificate(s) in respect of the Vendor Share;

(ii)	(Restriction Agreement) a Restriction Agreement duly executed by the Vendor;

(iii)	(sharetransfer instruments) instruments of transfer for the Vendor Share naming the Purchaser as the transferee, duly executed by the Vendor and in registrable form;

(iv)	(company documents) all copies in the Vendor’s possession of cheque books, financial and accounting records, agreements, and all other records, papers, books and documents of the Company;

(v)
(permits and licenses) all originals and copies in the Vendor’s possession of current permits, licences, leases, subleases and other documents issued to the Company under any legislation or ordinance relating to the ERG Project Area;

(vi)	(Mining Information) copies of all Mining Information in the Vendor’s possession; and

(vii)
(other documents) any other document which the Purchaser reasonably requires to obtain good title to the Vendor Shareand to enable the Purchaser to cause the registration of the Vendor Share in the name of the Purchaser.

(b)	(execution of agreements) if not already done, execute the:

(i)	the Mineral Rights Agreement; and

(ii)	the Green Giant JVA.

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4.3	Meeting of directors of the Company

The Vendor and the Company must take all steps necessary to ensure thata duly convened meeting of the directors of the Company is held at Completion (Meeting) and resolutions are passed at that Meeting to effect the approval of:

(a)	the registration of the transfer of the Vendor Share;

(b)	the issue of a new share certificate for the Vendor Share in the name of the Purchaser; and

(c)	the cancellation of the existing share certificate(s) in the name of the Vendor for the Vendor Share.

4.4	Obligations of Purchaser at Completion

At Completion the Purchaser must:

(a)	(Cash Consideration) pay the Cash Consideration to the Vendor;

(b)
(Share Consideration) issue the Share Consideration to the Vendor free from any Encumbrances or other third party rights and enter the Vendor on the Purchaser’s share register as the holder of the Share Consideration;

(c)
(Purchaser’s shares) do all things necessary and within its power to ensure that ordinary shares in the Purchaser issued pursuant to the Share Consideration are admitted to quotation on the TSX or other equivalent stock exchange and, subject to the clause 2.4, are freely tradeable;

(d)	(holding statements) deliver or cause to be delivered to the Vendor:

(i)	certificates or holding statements in respect of the Share Consideration (delivery to occur as soon as possible following Completion); and

(ii)	any other document which the Vendor requires to obtain or evidence good title to the Share Consideration,

(e)	(execution of agreements) if not already done, execute the Green Giant JVA and the Mineral Rights Agreement; and

(f)	(other acts) do and execute all other acts and documents which this Agreement requires the Purchaser to do or execute at Completion.

4.5	Completion simultaneous

The actions to take place at Completion as contemplated by clauses 4.2, 4.3 and 4.4 are interdependent and must take place, as nearly as possible, simultaneously.If one action does not take place, then without prejudice to any rights available to any Party as a consequence:

(a)	there is no obligation on any Party to undertake or perform any of the other actions;

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(b)	to the extent that such actions have already been undertaken, the Parties must do everything reasonably required to reverse those actions; and

(c)
each Party must return to the other all documents delivered to it under this clause 4, and must each repay to the other all payments received by it under this clause 4, without prejudice to any other rights any Party may have in respect of that failure.

4.6	Title, property and risk

(a)	The title to, property in and risk of the Vendor Share and the Additional Industrial Mineral Rights:

(i)	until Completion, remains solely with the Vendor; and

(ii)	passes to the Purchaser on and from Completion.

(b)	The title to, property in and risk of the Additional Industrial Mineral Rights shall pass to the Purchaser in accordance with the terms of the Mineral Rights Agreement.

4.7	Termination of the Joint Venture Agreement and release

Upon Completion:

(a)	the Joint Venture Agreement will immediately terminate in accordance with clause 28.1(b) of the Joint Venture Agreement; and

(b)	subject to the terms of this Agreement, each Party acknowledges and agrees that:

(i)	it shall have no rights whatsoever against the other Parties for any payment or Claim arising under or in connection with the Joint Venture Agreement; and

(ii)
it unconditionally releases and forever discharges each of the other Parties from any Claims they may now have or but for this Agreement at any time in the future may have had directly or indirectly against the other Parties arising under or in connection with the Joint Venture Agreement whether such Claims are known, unknown or incapable of being known at the time of execution of this Agreement.

5.	Pre-Completion conduct

5.1	Conduct pending Completion

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From the date of this Agreement until Completion or the termination of this Agreement, whichever occurs first, the Vendor:

(a)	(disposal of Shares) must not, without the prior written consent of the Purchaser, Dispose or agree to Dispose of the Vendor Share;

(b)	(disposal of Additional Permits) must procure that the MGY Subsidiaries do not, without the prior written consent of the Purchaser, Dispose or agree to Dispose of the Additional Permits;

(c)	(no Encumbrances) must not create any Encumbrance or any adverse claim or interest concerning:

(i)	the Joint Venture Property;

(ii)	the Vendor Share;

(iii)	the Additional Industrial Mineral Rights; or

(iv)	the Company,

in favour of any third party in any capacity whatsoever; and

(d)
(Good Standing) must ensure that the Additional Permit Holders make all payments necessary to maintain the Additional Exploration Permits in Good Standing and pay any and all rates, rents and taxes until Completion, including making applications and doing all things necessary as may be required by relevant Laws.

5.2	Vendor’s assistance prior to Completion

Until the earlier of Completion or the termination of this Agreement, the Vendor must supply to the Purchaser, and any person who has the Purchaser’s written authority, any information or document in its possession or control reasonably requested concerning the Additional Industrial Mineral Rights.

6.	Period after Completion

6.1	Mineral Rights Agreement

On and from Completion, the terms set out in the Mineral Rights Agreement will apply to the conduct ofall exploration and mining activities conducted by the Parties within the ERG Project Area.

6.2	Production Payments

(a)
Upon the Purchaser completing a bankable feasibility study in respect of the exploitation of Industrial Minerals within the ERG Project Area andmaking a public announcement on the TSX regarding the results of that study, the Purchaser must:

(i)	within 30 days of the date of the announcement pay to the Vendor the amount of C$700,000 in cash; and

(ii)
subject to receiving relevant TSX approvals and other necessary approvals (which the Purchaser agrees to seek within 5 Business Days of the date of the announcement) and immediately upon receiving such approvals, issue to the Vendor 1,000,000 ordinary sharesof the Purchaser at a price equal to the volume weighted average price of the Purchaser’s ordinary shares traded on TSX during the five (5) days immediately prior the date of issue.

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(b)	On the commencement of commercial production of Industrial Minerals from the ERG Project Area, the Purchaser must, within 30 days, pay to the Vendor the amount of C$1,000,000 in cash.

6.3	Escrow

(a)	The Vendor acknowledges and agrees that the issue of the Purchaser’s common shares pursuant to clause 6.2(a)(ii) will be subject to:

(i)	any escrow or resale restrictions or both imposed by any relevant Authority; and

(ii)	a voluntary escrow period of 12 months, which period shall run concurrently with any hold periods imposed by relevant Authorities.

(b)	The issue of the Purchaser’s common shares shall be subject to the Vendor delivering to the Purchaser a Restriction Agreement, duly executed by the Vendor.

6.4	Royalty

On and from the commencement of commercial production of Industrial Minerals from the ERG Project Area, the Purchaser must pay to the Vendor a royalty of an amount equal to one and a half percent (1.5%) of net smelter returns of all Industrial Minerals produced from the ERG Project Area calculated in accordance with Schedule 2 (Royalty).

7	Representations and warranties

7.1	Representations and warranties by Purchaser

The Purchaser represents and warrants to the Vendor as at both the date of this Agreement and at Completion that:

(a)	it is validly incorporated and subsisting under the laws of Minnesota, USA;

(b)	the execution and delivery of this Agreement has been duly and validly authorised by all necessary corporate action;

(c)	it has corporate power and lawful authority to execute and deliver this Agreement and to observe and perform or cause to be observed and performed all of its obligations in and under this Agreement;

(d)
there is no litigation or proceeding of any nature concerning the Purchaser, pending or threatened against them or a Related Body Corporate which may prevent or impair the Purchaser’s ability to enter into or perform its obligations in and under this Agreement;

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(e)
this Agreement does not conflict with or constitute or result in a material breach of or default under any agreement, deed, writ, order, injunction, judgment, law, rule or regulation to which it is a party or is subject or by which it is bound in a manner which may materially and adversely affect the rights and interests of a Party under this Agreement; and

(f)	it has not suffered an Insolvency Event.

7.2	Representations and warranties bythe Vendor

The Vendor represents and warrants to the Purchaser as at both the date of this Agreement and at Completion that:

(a)	it is the registered legal and beneficial owner of the Vendor Share;

(b)	it is validly incorporated and subsisting under the laws of Australia;

(c)	the execution and delivery of this Agreement has been duly and validly authorised by all necessary corporate action;

(d)	it has corporate power and lawful authority to execute and deliver this Agreement and to observe and perform or cause to be observed and performed all of its obligations in and under this Agreement;

(e)
there is no litigation or proceeding of any nature concerning the Vendor, pending or threatened against the Vendor or a Related Body Corporate which may prevent or impair the Vendor’s ability to enter into or perform its obligations in and under this Agreement;

(f)
this Agreement does not conflict with or constitute or result in a material breach of or default under any agreement, deed, writ, order, injunction, judgment, law, rule or regulation to which it is a party or is subject or by which it is bound in a manner which may materially and adversely affect the rights and interests of a Party under this Agreement;

(g)	it has not suffered an Insolvency Event;

(h)
subject to the Bureau du Cadastre Minier de Madagascar approving the Vendor’s application to include Industrial Mineral Rights under the Additional Permits, it has the full right, power and authority to sell the Additional Industrial Mineral Rights and to procure the MGY Subsidiaries to transfer the legal and beneficial interest to the Additional Industrial Mineral Rights to the Purchaser in accordance with the Mineral Rights Agreement;

(i)	one or more of the MGY Subsidiaries arethe registered and beneficial holders of the Additional Exploration Permits;

(j)
no person other than the Purchaser, the Vendor and their Related Bodies Corporate has any proprietary rights of any nature in respect of the Additional Exploration Permits and they have not granted to any person any rights to own or possess any interest or any rights to explore or prospect for minerals or to mine the same in any part of the land comprising the Additional Exploration Permits;

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(k)	the Additional Exploration Permits are free of any Encumbrances except to the extent of any conditions imposed under the Mining Code;

(l)
there is no litigation or proceeding of any nature concerning the Additional Exploration Permits, pending or threatened againstor any other person which may defeat, impair, detrimentally affect or reduce the right, title and interest of the Company or the Additional Permit Holders in theAdditional Exploration Permits or the interest therein, including any plaint seeking forfeiture of the Additional Exploration Permits;

(m)	to the best of its knowledge, the Additional Exploration Permits have been duly marked off, granted and applied for in accordance with the Mining Code;

(n)
the Additional Exploration Permits are in Good Standing under the Mining Code and they are not in breach or contravention of any of the terms and conditions upon which the Additional Exploration Permits were granted or of any other rule, regulation or provision of the Mining Code or any other statute concerning, affecting or relating to the Additional Exploration Permits;

(o)
to the best of the Vendor’s knowledge, information and belief, there are no facts or circumstances that could, under the currently applicable laws of Madagascar, give rise to the cancellation, forfeiture or suspension or grant of the Additional Exploration Permits when renewed, that could have a Material Adverse Effect;

(p)	except as disclosed to thePurchaser before the date of this Agreement, there are no agreements or dealings in respect of the Additional Exploration Permits;

(q)	there is not in existence any current compensation agreement with the owner or occupier of any land which is subject to the Additional Exploration Permits;

(r)
there are no Environmental Liabilities relating to or affecting the Additional Exploration Permits, nor are there any circumstances relating to the Exploration Permits which may reasonably be expected to give rise to future Environmental Liabilities, except to the extent of any report, study or assessment required to be lodged pursuant to the Mining Code or other regulation in relation to the Additional Exploration Permits;

(s)	the Mining Information is complete and accurate in all material respects as it relates to the Additional Exploration Permits; and

(t)
the Additional Exploration Permits have been granted in respect of all of the ground described in the Additional Exploration Permits other than as a result of a compulsory surrender required under the Mining Code or other law affecting the Additional Exploration Permits.

7.3	Disclaimer of liability by the Vendor

The Vendor is not liable for any loss arising from a breach of the warranties and representations in clause 7.2 to the extent such loss is:

(a)	incurred as a result of a Political Event;

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(b)	disclosed by the Vendor to the Purchaser or is known by the Purchaser at or prior to Completion;

(c)	in excess of the total amount of the Purchase Price; or

(d)	caused or contributed to by a breach by the Purchaser or the Company ortheir respective obligations under this Agreement.

8.	Termination

8.1	Termination

Either Party may terminate this Agreement at any time prior to Completion,by giving notice to the other Parties to that effect if, the Party:

(a)	commits any serious breach or non-observance of any of the provisions of this Agreement that is not capable of being remedied;

(b)	fails to remedy a breach of this Agreement that is capable of being remedied within fourteen (14) days of being requested (in writing) by the non-defaulting Party to remedy that breach; or

(c)	suffers an Insolvency Event.

8.2	Consequences of Termination before Completion

If this Agreement is terminated in accordance with clause 8.1 or otherwise:

(a)	no Party has any liability to the other Parties except for antecedent breaches of this Agreement; and

(b)	clause 9 will continue to operate to the extent applicable.

9.	Confidentiality and public announcements

9.1	Confidentiality

Subject to this clause 9, each Party (for this clause Recipient) who is in possession or control of or has access to Confidential Information of another Party or a Related Body Corporate of another Party (Owner) must use that Confidential Information only for the purposes of acts contemplated by this Agreement, and keep that Confidential Information confidential and not disclose it or allow it to be disclosed to any third party except:

(a)	if the information is at the time generally and publicly available other than as a result of breach of confidence by the Recipient;

(b)	if the information is at the time lawfully in the possession of the proposed recipient of the information through sources other than the Recipient;

(c)	by the Recipient to legal and other professional advisers and other consultants and officers and employees of:

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(i)	the Recipient; or

(ii)	the Recipient's Related Bodies Corporate,

in any case requiring the information for the purposes of this Agreement or any transaction contemplated by it, or for the purpose of advising that Party in relation thereto;

(d)	with the prior writtenconsent of the Owner;

(e)	to the extent required by law or by a lawful requirement of any Governmental Agency having jurisdiction over the Recipient or any of its Related Bodies Corporate;

(f)	if required in connection with legal proceedings or arbitration relating to this Agreement or for the purpose of advising the Recipient in relation thereto;

(g)
if and to the extent that it may be necessary or desirable to disclose to any Governmental Agency in connection with applications for consents, approvals, authorities or licenses in relation to this Agreement;

(h)	to the extent required by a lawful requirement of any stock exchange having jurisdiction over the Recipient or any of its Related Bodies Corporate;

(i)	if necessary to be disclosed in any prospectus or information memorandum to investors or proposed or prospective investors:

(i)	for an issue or disposal of any shares or options in the Recipient or any of its Related Bodies Corporate;

(ii)	for an issue of debt instruments of the Recipient or any of its Related Bodies Corporate; or

(iii)	for the purposes of the Recipient obtaining a listing on any stock exchange of any shares, options or debt instruments;

(j)
if necessary to be disclosed to a professional investor or investment adviser for the purposes of enabling an assessment to be made about the merits or otherwise of an investment in the Recipient or any of its Related Bodies Corporate;

(k)	if necessary to be disclosed to an existing or bona fide proposed or prospective:

(i)	financier of the Recipient or of any of its Related Bodies Corporate; or

(ii)	rating agency in respect of the Recipient or of any of its Related Bodies Corporate;

(l)	if necessary to be disclosed to any bona fide proposed or prospective:

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(i)	transferee of any property to which the information relates or of any shares in the Recipient or any Related Body Corporate of the Recipient;

(ii)	financier of such transferee providing or proposing or considering whether to provide financial accommodation; or

(iii)	assignee of rights under the Recipient's financing documents; or

(m)	if necessary to be disclosed to legal and other professional advisers and other consultants and officers or employees of any of the persons referred to in clause 9.1(j), 9.1(k), or 9.1(l).

9.2	Conditions

(a)
In the case of a disclosure under clause 9.1(c) or 9.1(d) and, where appropriate, under clause 9.1(e) or 9.1(f), the Party wishing to make the disclosure must inform the proposed recipient of the confidentiality of the information and the Party must take such precautions as are reasonable in the circumstances to ensure that the proposed recipient keeps the information confidential.

(b)	In the case of a disclosure under clause 9.1(g) 9.1(h) or 9.1(i), the Party wishing to make the disclosure may only do so:

(i)	with the written consent of both Parties, which must not be unreasonably withheld or delayed; or

(ii)
to the extent required by law, the official rules of any the relevant stock exchange or any Governmental Agency, but if any Party is required to make any such announcement, it must promptly notify the other Party, where reasonably practicable and lawful to do so, before the announcement is made and must confer with the other Party and consider any comments of the other Partyregarding the timing and content of such announcement or any action which the other Party may reasonably elect to take to challenge the validity of such requirementsubject at all times to the disclosing Party’s obligations under law, the official rules of the relevant stock exchange or any Governmental Agency.

(c)
In the case of a disclosure under clause 9.1(j), 9.1(k) or 9.1(l) or (in the case of legal and other professional advisers and other consultants only) 9.1(m) the Party wishing to make the disclosure must not make any disclosure unless:

(i)
in the case of a disclosure under clause 9.1(j), 9.1(k) or 9.1(l) the proposed recipient has first entered into and delivered to the Recipient a confidentiality undertaking in a form acceptable to the other Party; or

(ii)
in the case of a disclosure under clause 9.1(m) the principal or employer of the proposed recipient has first entered into and delivered to the Recipient a confidentiality undertaking in a form acceptable to the other Party which will incorporate a warranty by the principal or employer of the proposed recipient that the proposed recipient is under an obligation of confidentiality to the principal or employer and that the principal or employer will enforce that obligation to the fullest extent that the law or equity allows upon being called upon to do so by any of the Parties.

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9.3	Notice to other Parties

Each Party must:

(a)	promptly inform each other Party of any request received by that Party from any person described in clause 9.1(e) to disclose information under that clause;

(b)	inform all other Parties as soon as reasonably practicable after information is disclosed by the Party under clause 9.1(e); and

(c)	not disclose any information under clause 9.1 unless all other Parties have been informed of the proposed disclosure.

9.4	Indemnities

Each Party indemnifies each other Party against any costs, losses, damages and liabilities suffered or incurred by that other Party arising out of or in connection with any disclosure by the first-mentioned Party of information in contravention of this clause 9.

9.5	Survival of confidentiality obligations

The obligations of confidentiality imposed by this clause 9 survive the termination of this Agreement and any person who ceases to be a Party continues to be bound by those obligations.

9.6	Use of Mining Information in respect to Other Mineral Rights

Nothing in this clause 9 prevents the Vendor from using the Mining Information in relation to the exploration and development of the Other Minerals.

9.7	Notices

Each communication (including each notice, consent, approval, request and demand) under or in connection with this Agreement:

(a)	must be in writing;

(b)	must be addressed as follows (or otherwise notified by that Party to the other Party from time to time):

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To Energizer	Energizer Resources Inc

	Attention:	Chief Executive Officer

	Address:	Energizer Resources Inc. 141 Adelaide Street West Suite 520 Toronto, Ontario CANADA
	Facsimile:	+1 416.364.2753

To Malagasy	Malagasy Minerals Limited

	Attention:	Company Secretary

	Address:	Malagasy Minerals Limited 15 Lovegrove Close Mount Claremont Western Australia 6010 AUSTRALIA
	Facsimile:	+61 8 9284 3801

(c)	must be signed by the Party making it or (on that party’s behalf) by the solicitor for or any attorney, director, secretary or authorised agent of that Party;

(d)	must be delivered by hand or posted by prepaid post to the address, or sent by fax to the number, of the addressee; and

(e)	is taken to be received by the addressee:

(i)	(in the case of prepaid post sent to an address in the same country) on the third day after the date of posting;

(ii)	(in the case of prepaid post sent to an address in another country) on the fifth day after the date of posting;

(iii)	(in the case of fax) at the time in the place to which it is sent equivalent to the time shown on the transmission confirmation report produced by the fax machine from which it was sent; and

(iv)	(in the case of delivery by hand) on delivery,

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but if the communication is taken to be received on a day that is not a working day or after 5.00 pm, it is taken to be received at 9.00 am on the next working day (“working day” meaning a day that is not a Saturday, Sunday or public holiday, and is a day on which banks are open for business generally, in the place to which the communication is posted, sent or delivered).

10.	Miscellaneous

10.1	Governing law

This Agreement is governed by and must be construed according to the law applying in Ontario, Canada.

10.2	Amendments

This Agreement may only be varied by a document signed by or on behalf of each of the Parties.

10.3	Primacy of this Agreement

The Parties agree that this Agreement has primacy over any ancillary agreement contemplated by this Agreement and, in the case of inconsistency, the terms and conditions of this Agreement will prevail. Each Party agrees that it will procure that any subsidiary of it will comply with the terms of this Agreement notwithstanding any inconsistency between this Agreement any ancillary agreement contemplated by this Agreement which a subsidiary of a Party is a party to.

10.4	Waiver

(a)
Failure to exercise or enforce, or a delay in exercising or enforcing, or the partial exercise or enforcement, of a right provided by law or under this Agreement by a Party does not preclude, or operate as a waiver of, the exercise or enforcement, or further exercise or enforcement, of that or any other right provided by law or under this Agreement.

(b)	A waiver or consent given by a Party under this Agreement is only effective and binding on that Party if it is given or confirmed in writing by that Party.

(c)	No waiver of a breach of a term of this Agreement operates as a waiver of another breach of that term or of a breach of any other term of this Agreement.

10.5	Consents

A consent required under this Agreement from a Party may be given or withheld, or may be given subject to any conditions, as that Party in its absolute discretion thinks fit, unless this Agreement expressly provides otherwise.

10.6	Counterparts

This Agreement may be executed in any number of counterparts and by the Parties on separate counterparts. Each counterpart constitutes an original of this Agreement and all together constitute one agreement.

10.7	No representation or reliance

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(a)
Each Party acknowledges that neither Party (nor any person acting on a Party’s behalf) has made any representation or other inducement to it to enter into this Agreement except for representations or inducements expressly set out in this Agreement.

(b)
Each Party acknowledges and confirms that it does not enter into this Agreement in reliance on any representation or other inducement by or on behalf of the other Party, except for representations or inducements expressly set out in this Agreement.

10.8	Expenses

Except as otherwise provided in this Agreement, each Party must pay its own costs and expenses in connection with negotiating, preparing, executing and performing this Agreement.

10.9	Entire agreement

To the extent permitted by law, in relation to its subject matter this Agreement:

(a)	embodies the entire understanding of the Parties, and constitutes the entire terms agreed by the Parties; and

(b)	supersedes any prior written or other agreement of the Parties.

10.10	Indemnities

(a)	Each indemnity in this Agreement is a continuing obligation, separate and independent from the other obligations of the Parties, and survives termination, completion or expiration of this Agreement.

(b)	It is not necessary for a Party to incur expense or to make any payment before enforcing a right of indemnity conferred by this Agreement.

(c)	A Party must pay on demand any amount it must pay under an indemnity in this Agreement.

10.11	Severance and enforceability

Any provision, or the application of any provision, of this Agreement that is void, illegal or unenforceable in any jurisdiction does not affect the validity, legality or enforceability of that provision in any other jurisdiction or of the remaining provisions of this Agreement in that or any other jurisdiction.

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10.12	No merger

The rights and obligations of the Parties under this Agreement do not merge on completion of any transaction under this Agreement, and survive the execution and delivery of any assignment or other document entered into for the purpose of implementing any transaction under this Agreement.

10.13	Power of attorney

(a)
Each attorney who signs this Agreement on behalf of a Party declares that the attorney has no notice from the Party who appointed him that the power of attorney granted to him, under which the attorney signs this Agreement, has been revoked or suspended in any way.

(b)
Each Party represents and warrants to each other that its respective attorney or authorised officer who signs this Agreement on behalf of that Party has been duly authorised by that Party to sign this Agreement on its behalf and that authorisation has not been revoked.

10.14	Taxes

(a)
For the purpose of this clause 10.14, Tax means a tax including any value added or goods and services taxes (including TVA), rate, levy, duty (other than a tax on the net overall income of a Party) and any interest penalty fine or expense relating to any of them.

(b)
Subject to clause 10.14(c), any Taxes that may be imposed by any authorities in connection with this Agreement and any Taxes, fees or costs in relation to the registration of this Agreementwill be paid by the Purchaser.

(c)	Any Taxes which may be imposed by any authorities in connection with the transfer of the Vendor Share under this Agreement, will be apportioned equally between the Purchaser and the Vendor.

(d)
The Purchaser will indemnify and hold the Vendor harmless against any liability for the Purchaser’s obligations set out in clauses10.14(b) and 10.14(c) above, provided that under no circumstances will the Purchaser be liable or accountable for any capital gains tax or income tax liability of the Vendor.

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Schedule 1– Industrial Minerals

Vanadium
Lithium
Aggregates
Alunite
Barite
Bentonite
Vermiculite
Carbonatites
Corundum
Dimension stone, other than labradorite
Feldspar, other than labradorite
Fluorspar
Granite
Graphite
Gypsum
Kaolin
Kyanite
Limestone / Dolomite
Marble
Mica
Olivine
Perlite
Phosphate
Potash –Potassium minerals
Pumice
Quartz
Staurolite
Zeolites

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Schedule 2 – Net Smelter Return Royalty

The royalty referred to in clause 6.4 of the Agreement is to be calculated and paid by the Payer to a Payee in accordance with this Schedule 2.

S2.1	Definitions

In this Schedule, unless otherwise defined below or the context requires otherwise, expressions defined in the Agreement of which this Schedule forms part have the same meaning as in the Agreement and the following expressions will have the following meanings:

Adjustment means any adjustment that may bemade by the Payer to the Royalty Records:

(a)	which arise from a subsequent adjustment to the amount paid to a Payer based on the actual Products recovered after refining;

(b)	tocorrect any accounting or recording errors from previous Quarters;

(c)	which are otherwise made in accordance with this Agreement; or

(d)	which are agreed by the Parties.

Carried Forward Deduction means the amount of Deductions that exceeds the Gross Revenue in a Quarter, which may then be carried forward and deducted from Gross Revenue in subsequent Quarters.

Deductions means all costs paid or incurred by the Payer, in US dollars or in US Dollar Equivalent, in relation to the sale of Product extracted and recovered from the Development Area after mining and milling or other initial processing within or adjacent to the Development Area, and include:

(a)	all costs of smelting and refining and retorting the ore and minerals extracted from the Development Area, including Penalties for impurities and all umpire charges and other processor deductions;

(b)
all road, sea and rail freight, transportation, security and incidental costs and expenses, including forwarding, shipping, demurrage, delay and insurance costs, incurred between the outer boundary of, or adjacent to, the Development Area and the point of delivery of the Products into a Refinery, including the cost of transport to and between any Refinery or other places of treatment;

(c)	handling and incidental costs and expenses including agency, banking, assaying, sampling, weighing, loading, unloading, stockpiling and storage;

(d)	actual sales costs, and reasonable marketing, representation, agency and brokerage costs in respect of the Product subject to the Royalty;

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(e)	administrative and other general overhead costs that are directly attributable and reasonably allocable to the costs set out in paragraphs (a) to (d) above, as agreed with the Payee;

(f)	Carried Forward Deductions;

(g)	shipping agency fees;

(h)	bank charges on sales receipts and payments;

(i)	government charges on banking transactions;

(j)
all taxes (excluding taxes based on income of the Payer), royalties, duties, levies and charges lawfully imposed by an Authority, including carbon emission licence fees, charges, fuel excise (net of any fuel tax credits) and carbon trading taxes in any way connected with the transportation or sale of the Product from the Mining Area, including any value added or goods and services taxes (but not if subject to an input tax credit, which is actually claimed and received);

(k)
any other incidental charge or expense incurred between the outer boundary of, or adjacent to, the Development Area up to the point of delivery of the Products into a Refinery, including on-site transport and storage, but does not include:

(l)	any exploration, development, construction, mining, crushing, treatment or concentrating costs incurred by the Payer within or adjacent to the Development Area; or

(m)
where Products are loaded, treated, milled, processed, transported or unloaded outside the ERG Project Area in a Refinery wholly or partially owned by the Payer or a shareholder, Related Body Corporate or Related Entity of the Payer, any costs and expenses that are in excess of those which would be paid or incurred by the Payer on arm’s length terms, or which would not be Deductions if those Products were processed by a third party.

Development Area means the area within the ERG Project Area existing at the date of this Agreement where mining activities are conducted from time to time during the term of this Agreement.

Exchange Rate means the average of the spot rate of exchange during the relevant period for the purchase of one currency against another currency as set by the usual bank for the Payer or another recognised and reputable banking institution chosen by the Payer, acting reasonably.

Gross Revenue in respect of an expired Quarter means the aggregate of:

(a)
the total amounts actually received by the Payer from the sale of Product to the owner or operator of a Refinery, in US dollars, or in US Dollar Equivalent, (Sales) including the proceeds received from an insurer in the case of loss of, or damage to, the Products (net of any excess paid in respect of that loss),during the expired Quarter, less any refunds, claims or discount, where Sales are effected on an arms-length basis on normal commercial terms; and

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(b)
if Sales are effected on any other basis than on an arms-length basis on normal commercial terms, or if Product is disposed of otherwise than by sale (whether immediate or for future delivery) during the expired Quarter, the fair market value of the Product so sold or otherwise disposed of during the expired Quarter in US dollars, or in US Dollar Equivalent,as determined in accordance with paragraph S2.8.

Month means calendar month.

Net Smelter Return means Gross Revenue and Adjustments (whether plus or minus) for the relevant Quarter minus Deductions for that Quarter.

Payee means the Vendor, or any subsequent party entitled in accordance with this Agreement to receive payment of the Royalty.

Payer means the Purchaser, or any subsequent mining development company established by the Purchaser and ERG for the exploitation of Industrial Minerals within the Development Area.

Penalty means a charge made by a Refinery, in addition to normal refining costs, for removing from the Product minerals or other substances where the cost of the removal exceeds the value of those minerals or other substances.

Refinery means a smelter, refinery or other processing facility.

Product means any Industrial Minerals, or any product derived from the processing of Industrial Minerals extracted and recovered from the ERG Project Area which is capable of being sold or otherwise disposed of, including those described in Schedule 1.

Quarter means the period of three consecutive Months commencing 1 January, 1 April, 1 July or 1 October in any year, other than the first Quarter which commences on the date the Payee become entitled to the Royalty under clause 6.4 of the Agreement and expires on the date immediately preceding the next to occur of 1 January, 1 April, 1 July or 1 October, and Quarterly has the corresponding meaning.

Royalty means 1.5% of the Net Smelter Return.

US Dollar Equivalent means, where sum to which this Agreement relates is not stated in US dollars, the amount determined by converting the amount in foreign currency into US dollars at the Exchange Rate existing when the relevant revenue was earned or receivable, or the relevant expenditure was incurred, by the Payer.

S2.2	Calculation of Net Smelter Return

The Payer will calculate the Net Smelter Return Quarterly from the date on which Product is first produced from the Development Area.

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S2.3	Reporting

Within 30 days of the end of each Quarter, the Payer will provide the Payee with a statement setting out in reasonable detail the calculation of the Royalty due to the Payee from the Payer for the previous Quarter and any adjustments occasioned by errors in any previous accounting.

S2.4	Time for payment of Royalty

Within 30 days of the end of each Quarter, the Payer must pay to the Payee the Royalty plus or minus any adjustments in accordance with paragraph S2.3.

S2.5	Audits and adjustments

(a)
The Payer’s records that relate to the calculation of the Net Smelter Return and the Royalty for a Quarter (Royalty Records) shall be open to inspection and review by the Payee’s external auditors for a period of 12 Months after the end of such Quarter, at the Payee’s cost. If not reviewed in that 12 Month period the Royalty payment for that Quarter will be taken to be in full and final satisfaction of the Payer’s obligations in respect of that payment.

(b)
If an audit carried out pursuant to paragraph S2.5(a) (Audit) discloses that the Payer has made an overpayment of the Royalty or has made an underpayment of the Royalty of 5% or less, then the Payee will be responsible for payment of the costs of the Audit and the Payer will (as the case may be):

(i)	deduct the amount of any such overpayment from its next Royalty payment to the Payee; or

(ii)	add the amount of any such underpayment to the next Royalty payment it makes to the Payee.

(c)
If an Audit discloses an underpayment by the Payer of more than 5%, then the costs of the Audit shall be borne by the Payer and the amount of the underpayment will be paid by the Payer to the Payee within 14 days after delivery of the Audit report to the Payer.

S2.6	Assignment

(a)
The Payer must not sell, assign or otherwise dispose of or encumber the whole or part of its interest in the Development Area without first requiring the assignee or other such party to enter into a covenant with the Payee on terms to the satisfaction of the Payee (acting reasonably) binding it to observe and perform all the terms and conditions of these procedures as from the effective date of assignment or encumbrance.

(b)
The Payee may only assign, sell or otherwise dispose of the whole (but not a part) of its rights and interest in or under the Royalty (Relevant Interest), other than to a Related Body Corporate of the Payee to which this paragraph (b) does not apply, if it first offers to the Payer the opportunity to acquire the Relevant Interest for consideration equal to that offered by the proposed assignee. If the Payer does not accept the offer within 30 days,the Payee may proceed with the assignment, sale or disposal to the proposed assignee within 90 days and on terms no more favourable to the proposed assignee than those offered to the Payer. If the Payer accepts the offer then settlement of the assignment of the Relevant Interest to the Payer shall occur within 60 days thereafter.

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S2.7	Hedging and Disposal of Intermediate Product

(a)
All profits and losses resulting from the Payer engaging in any commodity futures trading, option trading, metals trading, gold loans or any combination thereof, or other hedging or price protection arrangements or mechanisms are excluded from calculations of the Net Smelter Return.

(b)
The Payer must not dispose of, or allow for commingling of, any ore from the Development Area or any intermediate product unless it has ensured that it has access to all information necessary in order to calculate the Royalty.

S2.8	Reference to expert

(a)
If any dispute or difference arises between the Parties in connection with, the calculation of the Net Smelter Return or the Royalty, the Parties undertake with each other to use all reasonable endeavours, in good faith, to settle the dispute or difference by negotiation.

(b)
If any dispute referred to in paragraph S2.8(a) has not been resolved within a reasonable time of not less than 21 days, either Party may refer the matter in issue to an independent expert for determination.

(c)
Prior to resolution of the dispute, the Parties must continue to perform their respective obligations under this Agreement including all pre-existing obligations the subject of the dispute, except only:

(i)	an obligation to make a payment to the other Party, where that payment is a subject of the dispute; or

(ii)	to the extent that lack of resolution of the dispute prevents such performance.

(d)	Nothing in this clause prevents a Party from commencing proceedings in any court where proceedings are required to obtain urgent interlocutory relief.

Confidential and Legally Privileged	page 31

Sale & Purchase Agreement

Executed as an agreement

Signed as an agreement by Energizer Resources Inc.	) ) )

/s/ Peter Liabotis		/s/ Richard Schler
Signature		Signature

Peter Liabotis		Richard Schler
Print name		Print name

CFO		CEO

Signed as an agreement by Malagasy Minerals Limited (ACN 121 700 105)	) ) )

/s/ Graeme Raymond Boden		/s/ Natasha Lee Forde
Signature		Signature

Graeme Raymond Boden		Natasha Lee Forde
Print name		Print name

Director		Company Secretary

Signed as an agreement by Madagascar- ERG Joint Venture (Mauritius) Ltd	) ) )

/s/ Peter Liabotis		/s/ Richard Schler
Signature		Signature

Peter Liabotis		Richard Schler
Print name		Print name

Director		Company Secretary / Director

Confidential and Legally Privileged	page 32

Sale & Purchase Agreement

Annexure A – Mineral Rights Agreement

Confidential and Legally Privileged	page 33